EXHIBIT 99.1

Chemung Financial Announces Quarterly Dividend

ELMIRA, N.Y., Nov. 16, 2016 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG) announced today that its Board of Directors has approved a quarterly cash dividend of $0.26 per share, payable on January 3, 2017 to common stock shareholders of record as of the close of business on December 20, 2016.

Chemung Financial Corporation is a $1.7 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with full trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at www.chemungcanal.com

Contact:
Michael J. Wayne
Senior Vice President
(607) 737-3762
Mwayne@chemungcanal.com